Exhibit 10.48

Supplemental Agreement

Party A:

Contact:

Email address:

Party B: Alipay.com Co., Ltd.

Contact:

Email address:

Whereas both Parties have signed the “Alipay Service Agreement” (Agreement No.:                    ) (hereinafter referred to as the “Original Agreement”).

As a result of friendly consultation between both parties, the Original Agreement shall be adjusted as follows:

I.	The payment service that Party B provides to Party A agreed in the Original Agreement shall be adjusted as follows from the date of signing this Agreement:

1.	Multiple payments to Alipay account: service charge shall be changed to [REDACTED][1] yuan per transaction

II.	Party A and Party B confirm that this Agreement shall take effect from the date of commencing service and shall be valid for one year;

[1]	Confidential treatment requested

CONFIDENTIAL TREATMENT REQUESTED BY QUDIAN

III.	Based on the special preferential rates which Party B provides to Party A, Party A covenants as follows:

1.	[REDACTED][2]

2.	[REDACTED][3]

3.	[REDACTED][4]

The sources of funds used under the Original Agreement for credit loans shall be one of the following three types: A. enterprise bank account funds (enterprise e-banking replenishing an Alipay account); B. funds remitted by an enterprise to an Alipay banking account through a bank; C. funds obtained from online transactions through Alipay accounts.

If Party A breaches the above covenants, Party B is entitled to charge Party A a service fee in accordance with the rate set forth in the Original Agreement, and to request Party A to repay the balance of the fees that have been charged based on the preferential rate and the fees that should be charged based on the Original Agreement.

IV.	This Agreement shall have the same legal effect as the Original Agreement. If there is any conflict between the Original Agreement and the Supplemental Agreement, this Agreement shall prevail.

V.	Party A has confirmed this Agreement by clicking “Confirm” on Party B’s platform, which shall have the same legal effect as that confirmed by Party A’s official seal. This Agreement is executed in four copies, with each party holding two copies, having the same legal effect.

Party A:	Party B: Alipay.com Co., Ltd.

Date:	Date:

[2]	Confidential treatment requested
[3]	Confidential treatment requested
[4]	Confidential treatment requested

2

CONFIDENTIAL TREATMENT REQUESTED BY QUDIAN